EXHIBIT 99.1

FOR FURTHER INFORMATION:
J. Cameron Coburn	Betty V. Norris
Chairman, President & CEO	SVP & Chief Financial Officer
Tel: 910-509-3901	Tel: 910-509-3914
Email: ccoburn@capefearbank.com	Email: bnorris@capefearbank.com

Cape Fear Bank Corp. Reports 2008 Second Quarter Results

WILMINGTON, NC, August 4, 2008 – Cape Fear Bank Corporation (the “Company”) (NASDAQ: CAPE) today reported a net loss of ($599,000) or ($0.16) per diluted share for the second quarter of 2008 compared with net income of $499,000 or $0.13 per diluted share for the second quarter of 2007. For the first six months of 2008, the Company recorded a net loss of ($1.0) million, or ($0.27) per diluted share, compared with net income of $933,000, or $0.24 per diluted share, for the prior year period. The decline in earnings in the first half of 2008 reflects the combined impact of compression of the net interest margin, increased provisions for loan losses, increased operating expenses and expenses associated with compliance as a result of dissident shareholder proxy battle proceedings.

Cameron Coburn, Chairman, President and CEO of Cape Fear Bank Corporation, stated, “This has been an extremely difficult year for the banking industry. Declining real estate values and deteriorating credit quality have impacted many borrowers, causing them to become delinquent. Earlier this year, we added to our team an experienced credit administrator to work exclusively with these problem assets to expedite their resolution. Along with the negative impact on earnings due to unsettled conditions in our markets, our resources have recently been stretched by the increased expenses and time associated with the ongoing dissident shareholder proxy battle.”

“On a positive note, we are beginning to attract the non-maturity deposits we need to fund our loan portfolio at more reasonable rates. Also, expenses associated with the expansion of our branch network should begin to moderate as our recent expansion efforts will end with the completion of our permanent Sunset Beach facility during the third quarter of 2008,” added Mr. Coburn.

Results from Operations

Total revenue, composed of net interest income and noninterest income, was $6.0 million for the first half of 2008, a decline of $1.1 million, or 18.6 percent, from same period of 2007. Net interest income was $5.1 million for the six months ended June 30, 2008, down 20.9 percent from the six months ended June 30, 2007 from the net impact of an 82 basis point decline in the net interest margin to 2.27 percent, partially offset by a 7.3 percent increase in average earning assets. Mr. Coburn added, “Initially following the Federal Reserve’s interest rate cuts, our variable rate loans repriced immediately, while our time deposits have been repricing as they mature. The growing levels of non-maturity deposits generated through our expanded branch network, as well as the substantial level of time deposits that will mature and reprice at considerably lower rates in July and August, should begin to strengthen our net interest margin.”

Noninterest income for the six months ended June 30, 2008 was $888,000, up $236,000 or 36.2 percent from the same period in 2007. Most of the improvement was derived from a higher level of service fees and charges primarily due to the implementation of an overdraft privilege program; these fees increased $208,000 or 62.3 percent to $542,000.

Thus far for 2008, a total provision for loan losses of $1.2 million was recorded versus only $75,000 for the first half of 2007, a reflection of the decline in real estate market conditions. The allowance for loan losses was 1.52 percent of total loans at June 30, 2008 compared with 1.39 percent at June 30, 2007.

Noninterest expense totaled $6.9 million for the six months ended June 30, 2008, an increase of $1.1 million, or 18.1 percent, above the year-ago period. Salaries and employee benefits have stabilized with an increase of only one full-time equivalent employee above the year-ago period. Occupancy and equipment expenses increased $252,000 over the prior year due to three new branches opened in 2007 – one each in May, August and November. The other expense category, which increased $771,000 or 43.8 percent year-over-year to $2.5 million, included increased FDIC premiums, growth-related expenses, and legal and other professional fees related to the ongoing dissident shareholder proxy battle.

Balance Sheet Growth and Asset Quality

Total assets were $496.0 million at June 30, 2008, up $31.7 million, or 6.8 percent, from December 31, 2007. Loans outstanding increased over the past six months by $18.7 million, or 5.0 percent, to $389.3 million. Commercial Real Estate (CRE) loans led the increase, up $10.7 million or 9.1 percent since December 31, 2007. Construction & Development (C&D) loans increased $3.0 million or 2.0 percent, and 1-4 Family Real Estate and Home Equity loans rose $3.6 million or 4.1 percent since year-end 2007. Approximately 95 percent of the loan portfolio is collateralized by real estate.

Nonperforming assets, including Other Real Estate Owned (OREO), totaled $11.6 million, or 2.34 percent of assets at June 30, 2008, compared with $8.5 million, or 1.82 percent of assets for the linked quarter, and $1.3 million, or 0.30 percent of assets, twelve months ago. C&D loans of $6.3 million (which includes $3.3 million in restructured loans that are currently performing according to the restructured terms) accounted for the majority of nonperforming loans, followed by $1.9 million of CRE loans at June 30, 2008. Excluding the restructured loans, nonperforming loans declined $944,000 from the linked quarter.

Net charge-offs were $1.0 million for the first six months of 2008, or 0.54 percent of average loans (annualized), with $676,000 of net charge offs recorded in the second quarter of 2008; this compares with net recoveries of $135,000 for the prior-year six month period, of which $8,000 of net recoveries were recorded in the second quarter of 2007.

Deposits totaled $408.1 million at June 30, 2008, up $21.4 million, or 5.5 percent, from year-end 2007. Time and brokered deposits grew less than one percent over the past six-months, while non-maturity deposits increased $18.7 million or 19.5 percent; non-maturity deposits total $114.2 million and constitute 28.0 percent of deposits at June 30, 2008 compared with 24.7 percent at December 31, 2007. Core deposits, which also include retail time deposits under $100,000, were $207.7 million at June 30, 2008, representing 50.9 percent of total deposits.

Shareholders’ equity at June 30, 2008 was $27.0 million as compared to $28.5 million at December 31, 2007. As of June 30, 2008, the Company remained at well-capitalized levels with a total risk-based capital ratio of 10.43 percent. Shares outstanding at period-end were 3,841,785.

Mr. Coburn stated, “While we continue to face economic pressures, we are confident that this region has a vibrant future and will recover over time. Cape Fear Bank has established an excellent reputation in our community and has a strong foundation upon which to build our future together.”

About the Company

Cape Fear Bank (the “Bank”), was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’.

Forward-Looking Statements

This Report and its exhibits contain statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of the Company’s customers; (b) customer acceptance of services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in its ability to compete effectively against larger financial institutions in its banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect its business; (e) its ability to manage growth and to underwrite increasing volumes of loans; (f) the impact on profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (h) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on its customers and the coastal communities in which it conducts business; (i) changes in general economic or business conditions and the real estate market in its banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral); (j) other developments or changes in the Company’s business that it does not expect; and (k) the impact on financial institutions in general of recent adverse conditions in the banking industry and the credit and securities markets. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

CAPE FEAR BANK CORPORATION

FIVE-QUARTER PERFORMANCE SUMMARY

	For the Quarter Ended					Year to Date
(In thousands, except per share data)	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	6/30/2008	6/30/2007
Performance Highlights

Earnings:
Total revenue (Net int. income + nonint. income)	$2,872	$3,144	$3,518	$3,676	$3,617	$6,017	$7,139
Net interest income	$2,429	$2,698	$3,029	$3,348	$3,276	$5,129	$6,487
Provision for loan losses	$375	$793	$970	$50	$—	$1,168	$75
Noninterest income	$443	$446	$489	$328	$341	$888	$652
Noninterest expense	$3,533	$3,366	$2,635	$3,193	$2,976	$6,900	$5,844
Net (loss) income	$(599)	$(441)	$53	$359	$499	$(1,040)	$933

Per Share Data:
Basic earnings per share	$(0.16)	$(0.12)	$0.01	$0.10	$0.13	$(0.27)	$0.25
Diluted earnings per share	$(0.16)	$(0.12)	$0.01	$0.09	$0.13	$(0.27)	$0.24
Book value per share	$7.03	$7.38	$7.56	$7.49	$7.28	$7.03	$7.28

Performance Ratios:
Return on average assets	-0.50%	-0.38%	0.05%	0.32%	0.45%	-0.44%	0.42%
Return on average equity	-8.41%	-6.19%	0.74%	5.17%	7.22%	-7.30%	6.81%
Net interest margin, taxable equivalent	2.14%	2.41%	2.72%	3.11%	3.08%	2.27%	3.09%
Efficiency ratio	123.02%	107.06%	74.90%	86.86%	82.28%	114.68%	81.86%
Non-interest income to total revenue	15.42%	14.19%	13.90%	8.92%	9.43%	14.76%	9.13%

Capital & Liquidity:
Total equity to total assets	5.45%	6.03%	6.14%	6.22%	6.21%	5.45%	6.21%
Total loans to total deposits	95.40%	94.24%	95.85%	93.78%	91.94%	95.40%	91.94%
Regulatory leverage ratio	7.79%	8.04%	8.58%	8.64%	8.58%	7.79%	8.58%
Tier 1 capital ratio	9.00%	9.60%	9.87%	10.07%	10.42%	9.00%	10.41%
Total risk-based capital ratio	10.43%	10.99%	11.21%	11.43%	11.80%	10.43%	11.80%

Asset Quality:
Net loan charge-offs (recoveries)	$676	$348	$(5)	$—	$(8)	$1,024	$(135)
Net loan charge-offs (recoveries) to average loans	0.70%	0.37%	-0.01%	0.00%	-0.01%	0.54%	-0.08%
Nonperforming loans +90 days past due	$9,041	$6,677	$8,309	$177	$1,320	$9,041	$1,320
Other real estate and repossessed assets	$2,578	$1,846	$—	$2	$—	$2,578	$—
Nonperforming assets +90 days past due	$11,619	$8,523	$8,309	$179	$1,320	$11,619	$1,320
NPAs + loans 90 days past due to total assets	2.34%	1.82%	1.79%	0.04%	0.30%	2.34%	0.30%
Allowance for loan losses	$5,915	$6,216	$5,771	$4,795	$4,746	$5,915	$4,746
Allowance for loan losses to total loans	1.52%	1.66%	1.56%	1.34%	1.39%	1.52%	1.39%
Allowance for loan losses to NPAs	50.91%	72.93%	69.45%	2678.77%	359.55%	50.91%	359.55%

Period End Balances:
Assets	$496,038	$469,570	$464,313	$453,478	$441,342	$496,038	$441,342
Total earning assets (before allowance)	$470,149	$449,580	$444,926	$434,163	$420,102	$470,149	$420,102
Total Loans (before reserves)	$389,343	$375,284	$370,678	$357,962	$341,030	$389,343	$341,030
Deposits	$408,119	$398,217	$386,738	$381,697	$370,915	$408,119	$370,915
Stockholders’ equity	$27,016	$28,338	$28,491	$28,199	$27,427	$27,016	$27,427
Full-time equivalent employees	100	102	105	101	99	100	99
Shares outstanding	3,841,785	3,841,785	3,766,295	3,766,295	3,766,020	3,841,785	3,766,020

Average Balances:
Assets	$480,735	$470,222	$461,122	$447,870	$446,653	$475,478	$441,858
Earning assets	$456,920	$450,732	$441,581	$427,670	$426,682	$453,826	$422,892
Total Loans (before reserves)	$385,198	$373,546	$365,068	$349,568	$344,742	$379,372	$342,167
Deposits	$398,039	$391,492	$384,041	$375,058	$374,978	$394,767	$370,010
Stockholders’ equity	$28,505	$28,500	$28,592	$27,771	$27,633	$28,503	$27,393
Shares outstanding, basic - wtd	3,841,785	3,806,971	3,766,295	3,766,224	3,765,955	3,824,061	3,765,901
Shares outstanding, diluted - wtd	3,841,785	3,806,971	3,855,925	3,833,457	3,844,366	3,824,061	3,850,956

CAPE FEAR BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands, except share and per share data)
INTEREST INCOME
Loans	$5,928	$7,107	$12,403	$14,019
Investment securities available for sale	797	827	1,615	1,635
FHLB Stock	38	32	74	62
Other interest-earning assets	24	103	58	200

TOTAL INTEREST INCOME	6,787	8,069	14,150	15,916

INTEREST EXPENSE
Money market, NOW and savings deposits	453	646	931	1,194
Time deposits	3,459	3,593	7,093	7,139
Short-term borrowings	55	2	106	44
Long-term borrowings	391	552	891	1,052

TOTAL INTEREST EXPENSE	4,358	4,793	9,021	9,429

NET INTEREST INCOME	2,429	3,276	5,129	6,487
PROVISION FOR LOAN LOSSES	375	—	1,168	75

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,054	3,276	3,961	6,412

NON-INTEREST INCOME
Service fees and charges	278	169	542	334
Gain/(loss) on sale of investments	12	(7)	20	(4)
Income from bank owned life insurance	114	99	212	181
Other	39	80	114	141

NON-INTEREST INCOME	443	341	888	652

NON INTEREST EXPENSE
Salaries and employee benefits	1,624	1,661	3,243	3,210
Occupancy and equipment	572	450	1,125	873
Other	1,337	865	2,532	1,761

TOTAL NON-INTEREST EXPENSE	3,533	2,976	6,900	5,844

(LOSS) INCOME BEFORE INCOME TAXES	(1,036)	641	(2,051)	1,220
INCOME TAX (BENEFIT) EXPENSE	(437)	142	(1,011)	287

NET (LOSS) INCOME	$(599)	$499	$(1,040)	$933

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(0.16)	$0.13	$(0.27)	$0.25

Diluted	$(0.16)	$0.13	$(0.27)	$0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	3,841,785	3,765,955	3,824,061	3,765,901
Effect of dilutive stock options	—	78,411	—	85,055

Diluted	3,841,785	3,844,366	3,824,061	3,850,956

CAPE FEAR BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2008 (Unaudited)	December 31, 2007*
	(In thousands, except share data)
ASSETS
Cash and due from banks	$8,380	$6,257
Interest earning deposits in other banks	10,458	1,413
Fed funds sold	1,726	25
Investment securities available for sale, at fair value	65,473	70,227
Time deposits in other banks	199	199

Loans	389,343	370,678
Allowance for loan losses	(5,915)	(5,771)

NET LOANS	383,428	364,907

Accrued interest receivable	2,126	2,343
Premises and equipment, net	3,865	3,580
Stock in Federal Home Loan Bank of Atlanta, at cost	2,950	2,384
Foreclosed real estate and repossessions	2,578	—
Bank owned life insurance	9,993	9,876
Other assets	4,862	3,102

TOTAL ASSETS	$496,038	$464,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$28,415	$28,042
Savings	3,838	5,276
Money market and NOW	81,996	62,249
Time	293,870	291,171

TOTAL DEPOSITS	408,119	386,738
Short-term borrowings	30,000	17,000
Long-term borrowings	27,310	29,310
Accrued interest payable	685	772
Accrued expenses and other liabilities	2,908	2,002

TOTAL LIABILITIES	469,022	435,822

Shareholders’ Equity
Common stock, $3.50 par value, 12,500,000 shares authorized; 3,841,785 and 3,766,295 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	13,446	13,182
Additional paid-in capital	14,363	14,048
Accumulated retained earnings	(48)	1,609
Accumulated other comprehensive loss	(745)	(348)

TOTAL SHAREHOLDERS’ EQUITY	27,016	28,491

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$496,038	$464,313

*	Derived from audited financial statements